UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 6, 2009 (March 31, 2009)
Baldwin Technology Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-9334	13-3258160

(Commission File Number)	(IRS Employer Identification No.)

Two Trap Falls Road, Suite 402, Shelton, CT	06484

(Address of Principal Executive Offices)	(Zip Code)
203-402-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 31, 2009, Baldwin Technology Company, Inc. (the “Company”) and certain of its subsidiaries entered into a Modification and Limited Waiver Agreement (the “Waiver Agreement”) with Bank of America as a Lender and as Administrative Agent, and certain other Lenders. Due to certain restructuring charges taken by the Company during its third fiscal quarter ended March 31, 2009, the Company was not in compliance with certain provisions of its credit agreement. As a result, the Company and its lenders entered into the Waiver Agreement covering the period from March 31, 2009 through May 15, 2009. The Company is working with its lenders to amend the credit agreement before May 15, 2009 to provide the Company with liquidity in an amount the Company believes would be sufficient to finance its operations through the remaining term of the original credit agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The disclosure contained in “Item 1.01 — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 2.05 Costs Associated with Exit or Disposal Activities
     On March 31, 2009, the Company committed to the principal features of a new plan to restructure some of its existing operations. The new plan includes employment reductions in Germany, Sweden, Italy and the U.S. in addition to those disclosed in January 2009 and reported in the Company’s Current Report on Form 8-K filed January 2, 2009, and those disclosed in October 2008 and reported in the Company’s Current Report on Form 8-K filed October 29, 2008. Actions under the new plan commenced in March 2009 in response to sustained weak market conditions. The Company currently expects to substantially complete the new plan by June 30, 2009, the end of the Company’s current fiscal year (“Fiscal 2009”).
     The costs associated with the plan will be charged to the Company’s results of operations during the third quarter of Fiscal 2009 and consist primarily of employee personnel costs. The Company expects to incur costs of approximately $.9 million, anticipated to be paid in cash during the remainder of Fiscal 2009 and through the second quarter of Fiscal 2010. The Company estimates that annual savings from this initiative will be approximately $2.2 million.
     In January 2009, the Company announced similar initiatives implemented during the third quarter of Fiscal 2009 in Europe, the U.S. and Japan which involved the elimination of 68 full-time positions and reduced the Company’s worldwide cost base, and was intended to strengthen its competitive position as a leading global supplier of process automation equipment. The Company expects that the restructuring costs it will incur associated with the actions announced in January will total approximately $3.0 million. Additional cost-reduction measures taken in January included the elimination of merit increases for all of the Company’s workforce (except those covered by existing union contracts), the temporary suspension of the Company’s matching contribution to the U.S. 401 (k) Plan and the reduction of healthcare costs for its U.S. based employees. In addition, 49 senior managers agreed to reduce their salaries. The Company continues to estimate that annual savings from the January initiatives will be approximately $5.8 million.
     The Company has also instituted cost reduction initiatives involving reduction in overtime, implementation of short-time work weeks, reduction of external service providers and extension of holiday shut down, reduced use of subcontractors and temporary labor and the related travel costs, and management of other variable costs, all of which are expected to provide additional annual savings of approximately $13.9 million.
     Previously, in October 2008, the Company announced a restructuring plan aimed at achieving operational efficiencies in Germany with a cost of approximately $.7 million and continues to anticipate annual savings from that action and other actions in Europe and the U.S. of approximately $2.1 million.
     As a result of Fiscal 2009 restructurings and other actions, the Company’s full-time employment headcount will be reduced from the 655 at June 30, 2008 to approximately 548 (by June 30, 2009), a reduction of approximately 107 employees, or 16%.
     The following table summarizes the cost of and the expected savings from each of the restructurings undertaken during Fiscal 2009.

	($ millions)
Actions	Cost	Savings

October 2008 restructuring	$0.7	$2.1

January 2009 restructuring	3.0	5.8

March 2009 restructuring	0.9	2.2

Other initiatives January — March 2009	—	13.9

Total	$4.6	$24.0

Item 8.01 Other Events
     The Company issued a press release dated April 6, 2009, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
10.33	Modification and Limited Waiver Agreement dated as of March 31, 2009 among Baldwin Technology Company, Inc., Baldwin Germany Holding GmbH, Baldwin Germany GmbH, Baldwin Oxy-Dry GmbH, the other Credit Parties party thereto, Bank of America, N.A. as a Lender and as Administrative Agent, and the other Lenders party thereto (filed herewith)

99.1	Press release entitled “Baldwin Restructuring Plans and other initiatives extend Cost Savings to over $20 Million” issued by the Company April 6, 2009 (furnished herewith).
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s expected restructuring and related charges and expenses associated with the Plan are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the Company competes, the forward-looking statements of the Company contained in this Current Report on Form 8-K are also subject to the following risks and uncertainties: the Company’s restructuring and related charges and expenses associated with the Plan varying materially from management’s current estimates of these charges and expenses due to variations in anticipated headcount reductions, contract terminations, and costs of the implementation of the plan; changes in general economic conditions which could affect customer payment practices; the impact of changes in general economic conditions on the Company’s customers; and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, and other Securities and Exchange Commission filings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC. (Registrant)
By:	/s/ John P. Jordan
John P. Jordan
Vice President, Treasurer and Chief Financial Officer

Dated: April 6, 2009

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